UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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CIRCUIT CITY STORES, INC.
(Name of Registrant as Specified in Its Charter)

WATTLES CAPITAL MANAGEMENT, LLC HKW TRUST MARK J. WATTLES JAMES A. MARCUM ELLIOTT WAHLE DON R. KORNSTEIN ANTHONY BERGAMO ALEXANDER M. BOND
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Wattles Capital Management, LLC (“WCM”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of a slate of director nominees at the 2008 annual meeting of shareholders (the “Annual Meeting”) of Circuit City Stores, Inc., a Virginia corporation (“Circuit City”).  WCM has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On February 25, 2008, WCM issued the following press release:

WATTLES CAPITAL MANAGEMENT NOMINATES FIVE HIGHLY QUALIFIED
DIRECTOR CANDIDATES FOR ELECTION TO THE CIRCUIT CITY BOARD AT
THE 2008 ANNUAL MEETING OF SHAREHOLDERS

LAS VEGAS, NV – FEBRUARY 25, 2008 – Wattles Capital Management, LLC (“WCM”) announced today that it has nominated a slate of five highly qualified director nominees for election to the Board of Directors of Circuit City Stores, Inc. (“Circuit City”) (NYSE:CC) at the Company’s 2008 Annual Meeting of Shareholders currently scheduled to be held on June 24, 2008.  WCM, which beneficially owns 11,000,000 shares of common stock of the Company as of February 25, 2008, constituting approximately 6.5% of the Shares outstanding, detailed its intention in a written notice to the Corporate Secretary of Circuit City.

WCM’s director nominees include:

Elliott Wahle has over thirty years of business leadership experience in both domestic and multinational corporations that span the entertainment, consumer products and retail industries. His early career covered a period of ten years with the New York Yankees and the Toronto Blue Jays where he oversaw the development of the Player Personnel organizations. He spent twelve years as the founding President of Toys “R” Canada followed by a five year stint as C.E.O. of Dylex Limited. Mr. Wahle returned to Toys “R” US to oversee the development of its International Flagship Store in Times Square New York and then ran the Babies “R” Us organization until the company initiated a sale to Private Equity interests.  Mr. Wahle currently serves as Chairman and Chief Executive Officer of Rustique Home Furnishings, a Toronto based importer and distributor of quality wood furnishing products.  He is also Chairman and cofounder of Generation Capital Inc. and President of Rycom Enterprises, a private investment company.

Don R. Kornstein has been a consultant specializing in strategic, financial and management advisory services for the past 6 years.  Since 2002, Mr. Kornstein has been the founder and managing member of Alpine Advisors LLC, which provides value-enhancing strategic management, operational and financial consulting services to a wide range of companies with varying needs.  In February 2006, Mr. Kornstein was elected as a director of Bally Total Fitness, Inc. and was subsequently appointed interim Chairman and Chief Restructuring Officer for his broad leadership skills and expertise to assist Bally in navigating through its operational and financial restructuring.  Mr. Kornstein was appointed Chairman of Bally Total Fitness in October 2007.  From 1994 through 2000, Mr. Kornstein was the President and Chief Executive Officer of Jackpot Enterprises Inc., an NYSE-listed company engaged in the gaming industry through the operation of over 5,000 gaming devices in a variety of retail establishments and casinos.  From 1977 through 1994, Mr. Kornstein was an investment banker at Bear, Stearns & Co. Inc., where he most recently served as a Senior Managing Director and head of the firm’s gaming industry practice.

James A. Marcum is a seasoned retail executive.  From May 2001 to July 2003, he served in various capacities, including as Executive Vice President and Chief Financial Officer and Executive Vice President of Operations, of Hollywood Entertainment Corporation, a video home entertainment specialty retailer. Prior to Hollywood Entertainment Corporation, Mr. Marcum served in such roles, including Executive Vice President and Chief Operating Officer, of Lids, Inc., a specialty retailer of hats, and Vice Chairman and Chief Financial Officer of Stage Stores, Inc., a specialty retailer bringing branded apparel to small town America. Mr. Marcum has also served in senior executive capacities at Melville Corporation, a conglomerate of specialty retail chains in the apparel, footwear, drug, health and beauty aids and furniture and accessories sectors.  Mr. Marcum currently serves as a director of Iconix Brand Group, Inc., a brand management company engaged in licensing, marketing and providing trend direction for a portfolio of owned consumer brands, including Candie’s®, Joe Boxer® and Mossimo®. He serves as an Operating Partner and has served as an Operating Executive of Tri-Artisan Capital Partners, LLC, a merchant banking firm, since January 2004.  In addition, since April 2007, Mr. Marcum has been a principal shareholder and has served as the Chairman and Chief Strategic Officer of Enabl-u Technologies Corp., an early stage interactive training and data management solutions provider.

Anthony Bergamo is a seasoned executive who served as a director and Chairman of the Audit Committee of Lone Star Steakhouse & Saloon, Inc., an owner and operator of restaurants, from 2002 until its acquisition in 2006. He has held various positions with MB Real Estate since April 1996, including the position of Vice Chairman since May 2003. From April 1996 until July 2007, Mr. Bergamo served as Managing Director with Milstein Hotel Group, a hotel operator.  Additionally, since July 2007, Mr. Bergamo has served as a Director of SP Acquisition Holdings, Inc., where he serves as Audit Chairman on the Governance and Nominating Committee. Mr. Bergamo is also the Founder and Chairman of the Federal Law Enforcement Foundation, a foundation that provides economic assistance to both federal and local law enforcement officers suffering from serious illness and to communities recovering from natural disasters, and has served as its Chairman since 1988.

Alexander M. Bond is a director and executive officer of Wattles Acquisition Corp., a special purpose acquisition corporation which currently has a registration statement on file with the Securities and Exchange Commission. Since January 1, 2008, he has been a managing director of WCM. From October 2005 until January 2008, Mr. Bond was a consultant to WCM and certain of its portfolio companies. From March 2003 until July 2005, Mr. Bond was Senior Vice President of Finance and Business Development for Hollywood Entertainment Corporation, where his primary responsibilities included the evaluation of minority investment and acquisition opportunities and overseeing the sale of the company, which occurred in April 2005. From September 2000 until October 2002, Mr. Bond was a Principal at the investment banking firm of Thomas Weisel Partners, where he was head of the semiconductor and semiconductor capital equipment investment banking group. Prior to September 2000, Mr. Bond held investment banking positions at Montgomery Securities (now Banc of America Securities) and senior executive positions in the retail industry, including with Hollywood Entertainment Corporation.  Mr. Bond does not have and has never had an operating role in Ultimate Acquisition Partners, LLP, an affiliate of WCM, which operates consumer electronics stores under the name Ultimate Electronics.

About Wattles Capital Management, LLC

Wattles Capital Management, LLC (“WCM”) makes public and private investments primarily in retail, entertainment and consumer products companies where it sees the potential to increase value through growth or an operating turnaround.  WCM was founded and is managed by Mark Wattles, the founder, Chairman and CEO responsible for building more than 2,000 Hollywood Videos and 700 Game Crazy stores before selling the Company for approximately $1.3 billion in April 2005. WCM has an operating group that has significant expertise in managing rapid growth and turnaround situations. As such, WCM is well-positioned to invest in companies that it believes require more active involvement in order to realize value. In addition to its significant position in Circuit City Stores, Inc., WCM, through its affiliate, Ultimate Acquisition Partners, LLP, owns and operates a chain of consumer electronics superstores operating under the name Ultimate Electronics.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Wattles Capital Management, LLC (“WCM”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes for the election of its slate of director nominees at the 2008 annual meeting of shareholders of Circuit City Stores, Inc., a Virginia corporation (the “Company”).

WCM STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be WCM, HKW Trust, Mark J. Wattles, James A. Marcum, Elliott Wahle, Don R. Kornstein, Anthony Bergamo and Alexander M. Bond (collectively, the “Participants”).  As of February 25, 2008, WCM beneficially owned 11,000,000 shares of common stock of the Company (the “Shares”), consisting of 1,000,000 Shares owned by HKW Trust.  The 11,000,000 Shares beneficially owned by WCM constitutes  approximately  6.5% of the Shares outstanding.  Because Mr. Wattles owns all of the membership interests of WCM and serves as sole trustee of HKW Trust, he may be deemed to beneficially own the 11,000,000 Shares beneficially owned by WCM and HKW Trust.  Mr. Bond directly owns 16,000 Shares.  Currently, Messrs. Marcum, Wahle, Kornstein and Bergamo do not directly own any Shares of the Company. As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of Messrs. Marcum, Wahle, Kornstein, Bergamo and Bond is deemed to beneficially own the 11,000,000 Shares owned by WCM, constituting approximately 6.5% of the Shares outstanding.

Contact:
Wattles Capital Management, LLC
Mark J. Wattles:  (303) 801-4003
Alex Bond: (503) 348-0933

Source: Wattles Capital Management, LLC